23.1 (3)          Consent of Aaron Stein, CPA, Independent Auditor


                                Aaron Stein, CPA
                                 981 Allen Drive
                            Woodmere, New York 11598
                                  516-569-0520


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Autocarbon.com, Inc.


         We hereby consent to the use in the Registration Statement on Form SB-2 of my report dated August 7, 2001, relating to the audited financial statements of Autocarbon.com, Inc. and any reference to me under the caption "Experts" in the Registration Statement.


/s/ Aaron Stein, CPA
----------------------------------
Aaron Stein, CPA,
Certified Public Accountant


October 2, 2001